SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 31, 2001

(Date of Earliest Event Reported)

Video Network Communications, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22235	52-1707962

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 International Drive, Portsmouth, New Hampshire	03801

(Address of Principal Executive Offices)	(Zip Code)

(603) 334-6700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On October 31, 2001, Video Network Communications, Inc. (the “Company”) was notified by a Nasdaq Listing Qualifications Panel that, effective with the open of business on November 1, 2001, the Company’s Common Stock and Warrants would be delisted from The Nasdaq SmallCap Market. The Nasdaq Listing Qualifications Panel informed the Company that these securities were delisted for the Company’s failure for an extended period of time to evidence compliance with the net tangible asset and stockholders’ equity requirements under Marketplace Rule 4310(c)(2)(B).

     A copy of the press release dated November 1, 2001 issued by the Company in connection with the Nasdaq Stock Market notification is attached as Exhibit 99.1 to this Form 8-K. Exhibit 99.1 is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release, dated November 1, 2001, issued by the Company announcing the delisting of its securities from The Nasdaq SmallCap Market.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIDEO NETWORK COMMUNICATIONS, INC.

Date: November 1, 2001	By: /s/ Robert H. Emery Robert H. Emery Chief Financial Officer, Vice President of Administration and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated November 1, 2001, issued by the Company announcing the delisting of its securities from The Nasdaq SmallCap Market.